                                                                  Exhibit 10.12

                        OKLAHOMA GAS AND ELECTRIC COMPANY
                      RESTORATION OF RETIREMENT INCOME PLAN
                      -------------------------------------


1.       PURPOSES OF THE PLAN
         --------------------

         The Restoration of Retirement Income Plan For Certain Participants in the Retirement Plan for Employees of Oklahoma Gas and Electric Company (the "Plan") has been established by Oklahoma Gas and Electric Company (the "Company"), to provide for the payment of certain pension and pension-related benefits to certain of its participants in the Oklahoma Gas and Electric Company Employees' Retirement Plan (hereinafter referred to as the "Retirement Plan") on and after the effective date hereof whose benefits under the Retirement Plan are restricted by the limitations of Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"), so that the total pension and pension-related benefits of such participants can be determined on the same basis as is applicable to all other participants in the Retirement Plan. The establishment of this Plan was made necessary by certain benefit limitations contained in Sections 401(a)(17) and 415 of the Code, which were imposed on the Retirement Plan by the Employee Retirement Income Security Act of 1974 (as subsequently amended from time to time), the Tax Reform Act of 1986 and the Revenue Reconciliation Act of 1993. Effective January 1, 1994, the Plan is hereby amended, restated and renamed the Oklahoma Gas and Electric Company Restoration of Retirement Income Plan.

2.       DEFINITIONS
         -----------
         "Compensation" shall mean, during an applicable period, the participant's Compensation under the Retirement Plan, except that such Compensation shall not be limited by Code Section 401(a)(17) as in effect during such applicable period, and except that such Compensation shall include amounts, if any, deferred by the participant for the calendar year in question under the Oklahoma Gas and Electric Company Restoration of Retirement Savings Plan.

         Other terms are defined in this Plan, and, if necessary, reference should be made to the Retirement Plan for the meaning of any capitalized terms not herein defined unless otherwise stated or implied by the context hereof.

3.       ADMINISTRATION
         --------------
         This Plan shall be administered by a committee (the "Retirement Committee," which shall consist of the same members as the Retirement Committee that administers the Retirement Plan unless otherwise changed by action of the Company's Board of Directors) which shall administer it in a manner consistent with the administration of the Retirement Plan, as from time to time amended and in effect, except that this Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended. The Retirement Committee shall have full power and authority to interpret, construe and administer this Plan and the Retirement Committee's interpretations and construction thereof, and actions thereunder, including the amount or recipient of the payments to be made therefrom, shall be binding and conclusive on all persons for all purposes.

4.       ELIGIBILITY
         -----------
         Participants in the Retirement Plan whose pension or pension-related benefits under the Retirement Plan are limited by (i) the provisions thereof relating to the maximum benefit limitations of Section 415 of the Code (the "415 Limit"), or (ii) the limitation on includible Compensation under the Code 401(a)(17), as in effect on and after January 1, 1989, and as adjusted and/or amended from time to time (the "401(a)(17) Limit"), shall be eligible for benefits under this Plan. In no event shall a participant who is not entitled to benefits under the Retirement Plan be eligible for a benefit under this Plan.

5.       AMOUNT OF BENEFIT
         -----------------
         The  benefits   payable  to  a  participant   or  his   beneficiary  or
beneficiaries under this Plan shall be equal to the excess, if any, of:

         (a) the benefits which would have been paid on or after July 14, 1987, to such participant, or on his behalf to his beneficiary or beneficiaries, under the Retirement Plan, if the provisions of the Retirement Plan were administered without regard to the 415 Limit or the 401(a)(17) Limit, over

         (b) the benefits which are payable to such participant, or on his behalf to his beneficiary or beneficiaries, under the Retirement Plan.

         In making this computation, it is intended that the recipient should receive an amount from this Plan which would enable him to purchase an individual annuity that would produce a monthly benefit, after payment of applicable Federal, State and local income taxes on the distribution from this Plan at the maximum rates in effect in the year of receipt, equal to the monthly benefit, after payment of such income taxes, that the recipient would have received under the Retirement Plan had Sections 401(a)(17) and 415 of the Code not been applicable thereto, less the benefits which are payable under the Retirement Plan.

         Benefits payable under this Plan to any recipient shall be computed in accordance with the foregoing and with the objective that such recipient should receive under this Plan and the Retirement Plan that total amount which would have been payable to that recipient solely under the Retirement Plan had the 415 Limit and the 401(a)(17) Limit not been applicable thereto. In the event that the maximum amount of retirement income limitation of Section 401(a)(17) or
Section 415 of the Code as set forth in the Retirement Plan is increased after the date of commencement of the participant's retirement income under the Retirement Plan due to any cost-of-living adjustment announced by the Internal Revenue Service pursuant to the provisions of Section 401(a)(17) or Section 415(d) of the Code and if, as a result of such increase, the amount of retirement income or other benefit payable under the Retirement Plan is increased, the amount of the retirement income or other benefit payable to or on behalf of the participant under the Plan will be correspondingly reduced. If, because the date that the amount of such cost-of-living adjustment announced by the Internal Revenue Service is after the effective date of such adjustment, or because of any other reason, the participant or his beneficiary has received a retroactive increase in the amount of the benefit payable on his behalf under the Retirement Plan that causes the benefits that he receives under this Plan to be in excess of the amounts that are due under the Plan, the excess of the benefits that have actually been paid to or on behalf of the participant under this Plan over the amounts that are due under this Plan shall be forfeited and must be refunded to the Company or the participant's Employer by the participant or, if applicable, his beneficiary, in a manner suitable to the Retirement Committee.

6.       PAYMENT OF BENEFITS
         -------------------
         Payment of benefits under this Plan shall be made only when, and if, the participant is entitled to benefits under the Retirement Plan. Payments shall be made in a lump sum on the participant's actual retirement date or within 30 days thereafter.

7.       PARTICIPANT'S RIGHTS
         --------------------
         A participant or beneficiary who feels he is being denied any benefit or right provided under this Plan must file a written claim with the Retirement Committee. All such claims shall be submitted on a form provided by the Retirement Committee which shall be signed by the claimant and shall be considered filed on the date the claim is received by the Retirement Committee.

         Upon the receipt of such a claim and in the event the claim is denied, the Retirement Committee shall, within 90 days after its receipt of such claim, provide such claimant a written statement which shall be delivered or mailed to the claimant by certified or registered mail to his last known address, which statement shall contain the following:


         (a)      the specific reason or reasons for the denial of benefits;


         (b) a specific reference to the pertinent provisions of this Plan or the Retirement Plan upon which the denial is based;


         (c) a description of any additional material or information which is necessary; and


         (d)      an explanation of the review procedure provided below;

provided, however, in the event that special circumstances require an extension of time for processing the claim, the Retirement Committee shall provide such claimant with such written statement described above not later than 180 days after receipt of the claimant's claim, but, in such event, the Retirement Committee shall furnish the claimant, within 90 days after its receipt of such claim, written notification of the extension explaining the circumstances requiring such extension and the date that it is anticipated that such written statement will be furnished.

         Within 60 days after receipt of a notice of a denial of benefits as provided above, if the claimant disagrees with the denial of benefits, the claimant or his authorized representative must request, in writing, that the Retirement Committee review his claim and may request to appear before the Retirement Committee for such review. In conducting its review, the Retirement Committee shall consider any written statement or other evidence presented by the claimant or his authorized representative in support of his claim. The Retirement Committee shall give the claimant and his authorized representative reasonable access to all pertinent documents necessary for the preparation of his claim.

         Within 60 days after receipt by the Retirement Committee of a written application for review of his claim, the Retirement Committee shall notify the claimant of its decision by delivery or by certified or registered mail to his last known address; provided, however, in the event that special circumstances require an extension of time for processing such application, the Retirement Committee shall so notify the claimant of its decision not later than 120 days after receipt of such application, but, in such event, the Retirement Committee shall furnish the claimant, within 60 days after its receipt of such application, written notification of the extension explaining the circumstances requiring such extension and the date that it is anticipated that its decision will be furnished. The decision of the Retirement Committee shall be in writing and shall include the specific reasons for the decision presented in a manner calculated to be understood by the claimant and shall contain reference to all relevant Plan provisions on which the decision was based. The decision of the Retirement Committee shall be final and conclusive.

         A participant shall not be entitled to any payments from the trust fund maintained under the Retirement Plan on the basis of any benefits to which he may be entitled under this Plan. All benefits payable under this Plan to or on behalf of participants who were employed by the Company shall be paid from the general assets of the Company and all benefits payable to or on behalf of the participants who were employed by any other Employer which has adopted this Plan with the consent of the Company shall be paid from the general assets of such Employer. The Company or such other Employer may, in its sole discretion, establish a separate fund or account to make payment of benefits to a participant or his beneficiary or beneficiaries hereunder. Whether or not the Company or such other Employer, in its sole discretion, does establish such a fund or account, no participant, his beneficiary or beneficiaries or any other person shall have, under any circumstances, any interest whatever in any particular property or assets of the Company or of any other Employer by virtue of this Plan, and the rights of the participant, his beneficiary or beneficiaries or any other person who may claim a right to receive benefits under this Plan shall be no greater than the rights of a general unsecured creditor of the Company or such other Employer.

8.       ACTUARIAL EQUIVALENTS
         ---------------------
         In determining actuarially equivalent values for purposes of this Plan, such actuarial assumptions (including assumptions as to mortality and interest rates) as are adopted by the Retirement Committee for the purposes of this Plan shall be used. Such assumptions may, but need not, be the same as the corresponding assumptions used under the Retirement Plan.

9.       AMENDMENT AND DISCONTINUANCE
         ----------------------------
         The Board of Directors of the Company may at any time amend or discontinue this Plan. However, if this Plan should be amended and discontinued, the Company or any other Employer which has adopted this Plan, as the case may be, shall be liable for any benefits accrued under this Plan as of the date of such action for participants who are or have been employed by the Company, or such other Employer, where such accrued benefits shall be the actuarially determined benefits as of such date of amendment or discontinuance which each participant or his beneficiary or beneficiaries is receiving under this Plan or, with respect to participants who are in the employment of the Company or any other Employer which has adopted this Plan on such date, which each such participant would have received as of such date, under this Plan if his employment had terminated as of the date of amendment or discontinuance.


10.      RESTRICTION ON ASSIGNMENT
         -------------------------
         The benefits provided hereunder are intended for the personal security of persons entitled to payment under this Plan and are not subject in any manner to the debts or other obligations of the persons to whom they are payable. The interest of any participant or his beneficiary or beneficiaries may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy.

         If a participant or any other person entitled to a benefit under this Plan becomes bankrupt or makes an assignment for the benefit of creditors or in any way suffers a lien or judgment against his personal assets, or in any way attempts to anticipate, alienate, sell, assign, pledge, encumber or charge a benefit, right or account, then such benefit, right or account in the discretion of the Retirement Committee may cease and terminate.

11.      CONTINUED EMPLOYMENT
         --------------------
         Nothing contained in this Plan shall be construed as conferring upon an employee the right to continue in the employment of the Company or any other Employer in any capacity or as otherwise affecting the employment relationship.

12.      LIABILITY OF RETIREMENT COMMITTEE
         ---------------------------------
         No member of the Retirement Committee shall be liable for any loss unless resulting from his own fraud or willful misconduct, and no member shall be personally liable upon or with respect to any agreement, act, transaction or omission executed, committed or suffered to be committed by himself as a member of the Retirement Committee or by any other member, agent, representative or employee of the Retirement Committee. The Retirement Committee and any individual member of the Retirement Committee and any agent thereof shall be fully protected in relying upon the advice of the following professional consultants or advisors employed by the Company or the Retirement Committee: any attorney insofar as legal matters are concerned, any accountant insofar as accounting matters are concerned, and any actuary insofar as actuarial matters are concerned.

13.      INDEMNIFICATION
         ---------------
         The Company hereby indemnifies and agrees to hold harmless the members of the Retirement Committee and all directors, officers, and employees of the Company and of any other Employer which has adopted this Plan against any and all parties whomsoever, and all losses therefrom, including without limitation, costs of defense and attorneys' fees, based upon or arising out of any act or omission relating to, or in connection with this Plan other than losses resulting from such person's fraud or willful misconduct.

14.      TERMINATION OF SERVICE FOR DISHONESTY
         -------------------------------------
         If a participant's service with the Company or other Employer participating in this Plan, is terminated because of dishonest conduct injurious to the Company or such other Employer, or if dishonest conduct injurious to the Company or such other Employer committed by a participant is determined by the Company during the lifetime of the participant and within one year after his service with the Company or such other Employer is terminated, the Retirement Committee may terminate such a participant's interest and benefits under this Plan.

         The dishonest conduct injurious to the Company or any other Employer participating in this Plan committed by a participant shall be determined and decided by the Retirement Committee only after a full investigation of such alleged dishonest conduct and an opportunity has been given the participant to appear before the Retirement Committee to present his case. The decision made by the Retirement Committee in such cases shall be final and binding on all participants and other persons affected by such decision.

15.      BINDING ON EMPLOYER, PARTICIPANTS AND THEIR SUCCESSORS
         ------------------------------------------------------
         This Plan shall be binding upon and inure to the benefit of the Company and to any other Employers participating in this Plan, their successors and assigns and the participant and his heirs, executors, administrators, and duly appointed legal representatives.

16.      RIGHTS OF AFFILIATES TO PARTICIPATE
         -----------------------------------
         Any Employer participating in the Retirement Plan may, in the future, adopt this Plan with the consent of the Company provided the proper action is taken by the board of directors of such Employer. The administrative powers and control of the Company, as provided in this Plan, shall not be deemed diminished under this Plan by reason of the participation of any other Employer and the administrative powers and control granted hereunder to the Retirement Committee shall be binding upon any Employer adopting this Plan. Each Employer adopting this Plan shall have the obligation to pay the benefits to its participants who were in its employment hereunder and no other Employer shall have such obligation and any failure by a particular Employer to live up to its obligations under this Plan shall have no effect on any other Employer. Any Employer may discontinue this Plan at any time by proper action of its board of directors subject to the provisions of Section 9.

17.      LAW GOVERNING
         -------------
         This Plan shall be construed in accordance with and governed by the laws of the State of Oklahoma.

18.      EFFECTIVE DATE
         --------------
         This Plan shall be effective as amended, restated and renamed January 1, 1994, with respect to payments made to or on behalf of participants under the Retirement Plan on and after such date.

                             AMENDMENT NO. 1 TO THE
                  OKLAHOMA GAS AND ELECTRIC COMPANY RESTORATION
                            OF RETIREMENT INCOME PLAN
                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1994
                -------------------------------------------------


         Oklahoma Gas and Electric Company, an Oklahoma corporation, in accordance with the authority contained in Section 9 of the Oklahoma Gas and Electric Company Restoration of Retirement Income Plan (the "Plan"), hereby amends the Plan, effective as of January 1, 1994, as follows:


         1.  The  first  paragraph  of  Section  2 of the  Plan,  which  defines
         "Compensation" for purposes of the Plan, is hereby deleted in its entirety and replaced by the following paragraph:


                  "Compensation" shall mean, during an applicable period, the participant's Compensation under the Retirement Plan, except that (i) such Compensation shall not be limited by Code
                  Section 401(a)(17) as in effect during such applicable period,
                  (ii) such Compensation shall include amounts, if any, deferred by the participant for the calendar year in question under the Oklahoma Gas and Electric Company Restoration of Retirement Savings Plan, and (iii) such Compensation shall include bonuses payable pursuant to the Oklahoma Gas and Electric Annual Incentive Plan. Such bonuses shall be included as Compensation for purposes of the Plan in the year in which the services to which the bonuses relate are performed, notwithstanding the fact that the bonuses are not actually declared and paid to participants until the following year."

        2. Subsection (a) of Section 5 of the Plan is hereby deleted in its entirety and replaced by the following new subsection (a):

                  "(a) the benefits which would have been paid on or after July 14, 1987, to such participant, or on his behalf to his beneficiary or beneficiaries, under the Retirement Plan, if the provisions of the Retirement Plan were administered (i) using the definition of Compensation contained in Section 2 of the Plan and (ii) without regard to the 415 Limit or the 401(a)(17) Limit, over"

        3. Section 6 of the Plan is hereby amended by adding the following paragraphs to the end of this Section:

                  " In addition, if a retired participant is entitled to a bonus under the Oklahoma Gas and Electric Company Annual Incentive Plan and such participant's bonus is declared and paid after he has already received payment of his benefits under this Plan, then such participant shall receive an additional payment of benefits under this Plan. Such additional payment shall equal the difference between the benefit that such participant would have been entitled to receive had the bonus been included in his Compensation when his benefit was originally computed, and the benefit actually paid to such participant.

                           Notwithstanding   the   foregoing,   the   Retirement
                  Committee may accelerate payments in the event of changes in the tax laws or accounting principles adversely affecting the Plan and its effect on the Company, the participants or their beneficiaries. Nothing contained herein shall enable the Retirement Committee to accelerate payments because of the financial condition of the Company as opposed to the adverse effect on the Company, the participants or their beneficiaries arising out of the good and substantial reasons described herein. In addition, effective January 1, 1994, the Retirement Committee may in its sole discretion delay payment to a participant under the Plan, notwithstanding any election to the contrary by such participant, until the participant is no longer a 'covered employee' under Section 162(m) of the Code, as amended from time to time, its legislative history, and any regulations promulgated thereunder."

                              AMENDMENT NUMBER TWO
                                     TO THE
                        OKLAHOMA GAS AND ELECTRIC COMPANY
                      RESTORATION OF RETIREMENT INCOME PLAN
                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1994
                -------------------------------------------------

         Oklahoma  Gas  and  Electric  Company,  an  Oklahoma  corporation  (the
"Company"), in accordance with the authority contained in Section 9 of the Oklahoma Gas and Electric Company Restoration of Retirement Income Plan (the "Plan), hereby amends the Plan, effective as of the effective date of the reorganization of the Company and its affiliates (whereby the Company will become a wholly-owned subsidiary of OGE Energy Corp.), as follows:

        1. Section 2 of the Plan is hereby amended by replacing the words, "Oklahoma Gas and Electric Company Employees' Restoration of Retirement Savings Plan" with the words "OGE Energy Corp. Employees' Restoration of Retirement Savings Plan."